                                                              Exhibit 99.B.10(A)



                                   April 14, 2000



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Re: United Investors Annuity Variable Account
    Form N-4 File No. 33-12000

Gentlemen:

   We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 33-12000). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                       /s/ Frederick R. Bellamy
                                   By:_____________________________
                                     Frederick R. Bellamy
FRB:dk